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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K
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                                 Current report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 13, 2006


                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                         Commission file number 0-27460


           Incorporated pursuant to the Laws of the State of Delaware


        Internal Revenue Service - Employer Identification No. 16-1158413


                205 Indigo Creek Drive, Rochester, New York 14626


                                  (585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02         Termination of Material Definitive Agreement

         On October 13, 2006, in connection with the resignation of Michael P. Skarzynski as president and chief executive officer of Performance Technologies, Incorporated (the "Registrant"), as discussed below under Item 5.02 of this Report, the employment agreement between the Registrant and Mr. Skarzynski dated November 3, 2005 (the "Employment Agreement") was terminated. The Registrant has no further obligations to Mr. Skarzynski under the Employment Agreement other than the payment of accrued but unpaid base salary and vacation benefits and the reimbursement of sundry business expenses.


         As previously disclosed by the Registrant in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2005, the terms and conditions of the Employment Agreement that were material to the Registrant are as follows:


         o Mr. Skarzynski received a base salary of $300,000 per year and he was eligible to receive an annual performance bonus. No performance bonus was paid to Mr. Skarzynski.


         o If Mr. Skarzynski had remained employed as the Registrant's president and chief executive officer between November 3, 2005 and December 31, 2006, his operating bonus for fiscal year 2006 would have been not less than $150,000.


         o Mr. Skarzynski received a non-qualified stock option to purchase 225,000 shares of the Registrant's common stock under its 2003 Omnibus Incentive Plan. None of the shares subject to the option ever vested and the option has lapsed.


         o In exchange for using his best efforts to permanently relocate from New Jersey to the Rochester, New York area by July 31, 2006, Mr. Skarzynski received certain relocation benefits. These benefits could have included up to an aggregate of $150,000 in relocation and moving expenses actually incurred by him, as well as additional reimbursements for temporary housing and travel expenses. The amount of relocation benefits actually paid to Mr. Skarzynski was immaterial in amount and significance. The Registrant has waived its right under the Employment Agreement to seek reimbursement from Mr. Skarzynski for relocation expenses paid to him by the Registrant.


         o If Mr. Skarzynski resigned from his employment with the Registrant, without good reason, at any time within the first year of the Employment Agreement, he was required to reimburse the Registrant for the value of all relocation benefits that he has received. As discussed above, the Registrant has waived this right.


         o The Employment Agreement contained customary confidentiality, non-competition and non-solicitation obligations.


         o The Employment Agreement continued in existence until it was terminated in accordance with its terms.


         o If Mr. Skarzynski's employment was terminated without cause, if he resigned for good reason, or if the Registrant experienced a change of control and Mr. Skarzynski no longer continued as its president and chief executive officer, subject to certain conditions, Mr. Skarzynski would: (i) continue to receive his base salary for 12 months, (ii) continue to receive health and medical insurance benefits for 12 months, (iii) receive a pro rata portion of his operating bonus actually earned (including, if applicable, a pro rata portion of the minimum operating bonus guaranteed for 2006), and (iv) be eligible to immediately exercise that portion of his option that would have been vested and exercisable had he continued in his employment with the Registrant for a further 12 months (during the first year of the Employment Agreement, up to an aggregate of 75,000 shares were subject to such accelerated vesting).


         o The Registrant maintained a directors' and officers' liability insurance policy covering liabilities that might be incurred by Mr. Skarzynski in his capacity as a director and officer of the Registrant, and the Registrant agreed to indemnify Mr. Skarzynski, to the fullest extent permitted by law, if he was made a party to any threatened, pending or contemplated lawsuit by reason of his service as a director and officer of the Registrant and incurred any costs, losses, damages, judgments, liabilities and expenses (including reasonable attorneys' fees), unless Mr. Skarzynski was adjudged to have been guilty of fraud or bad faith or breached the terms of the Employment Agreement.


         o The board of directors of the Registrant (the "Board of Directors") agreed to appoint Mr. Skarzynski to serve as a member of the Board of Directors until the next annual meeting of the stockholders and to nominate him to be elected at the next annual meeting of the stockholders to continue to serve as a member of the Board of Directors. As discussed below under Item 5.02 of this Report, Mr. Skarzynski has resigned from his position as a member of the Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

A. Resignation of Michael P. Skarzynski as Director, President and Chief Executive Officer


         On October 13, 2006, Michael P. Skarzynski resigned as president and chief executive officer of the Registrant. Mr. Skarzynski also resigned from the Board of Directors effective as of October 13, 2006. Mr. Skarzynski advised the Registrant that he was tendering his resignation from all positions he held with the Registrant, including his position as a director of the Registrant, for personal reasons and not because of any disagreement with the Registrant. The Board of Directors accepted Mr. Skarzynski's resignation from each of the aforementioned positions effective as of October 13, 2006.


         The Board of Directors and Mr. Skarzynski are engaged in discussions regarding entry into a short-term consulting agreement by which Mr. Skarzynski would provide the Registrant with certain transition services for the purpose of facilitating the transfer of Mr. Skarzynski's former responsibilities as president and chief executive officer of the Registrant to the interim president and chief executive officer of the Registrant (as discussed below). At this time, the parties have not entered into any such consulting agreement.


B. Appointment of John M. Slusser as Interim President and Chief Executive
Officer

         On October 13, 2006, the Board of Directors appointed John M. Slusser to serve as the interim president and chief executive officer of the Registrant until a permanent successor for Mr. Skarzynski can be hired. During his tenure as interim president and chief executive officer, Mr. Slusser will continue to serve as chairman of the board. Mr. Slusser will receive a base salary of $300,000 per year in consideration for serving as interim president and chief executive officer. In accordance with the Registrant's compensation policies, while he serves as interim president and chief executive officer, Mr. Slusser will not receive compensation as a director.


         Mr. Slusser, age 53, is a founder of the Registrant. He has served as the chairman of the board since June 2001, as a director since the Registrant's formation in 1981 and as the Registrant's chief strategic officer from January 2003 to May 2005. From 1981 through 1995, Mr. Slusser held various positions within the Registrant, including president and chief executive officer. From 1995 until 2000, Mr. Slusser served as chairman of the board of InformationView Solutions Corporation and from 1995 to 1999 he served as that company's chief executive officer. Since 2000, Mr. Slusser has served as president of Radio Daze LLC.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

October 19, 2006                          By  /s/ Dorrance W. Lamb
                                              --------------------------------
                                              Dorrance W. Lamb
                                              Chief Financial Officer and
                                              Senior Vice President of Finance